UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2019 (March 13, 2019)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On March 13, 2019, NN, Inc. (the “Company”) appointed Michael Felcher, Vice President, Chief Accounting Officer of the Company, as its principal accounting officer. Mr. Felcher, age 46, was hired on June 25, 2018.

Prior to joining the Company, Mr. Felcher served as the Vice President, North America Chief Financial Officer for JELD-WEN, Inc., a publicly held, global manufacturer of doors and windows, from 2013 to 2017. Before assuming his role at JELD-WEN, Inc., Mr. Felcher served as a Director of Finance for United Technologies Corp. since its acquisition of Goodrich Corporation in 2012. From 1999 until 2012, Mr. Felcher was employed in various finance roles by Goodrich Corporation. Prior to joining Goodrich Corporation, Mr. Felcher spent four years in public accounting at PricewaterhouseCoopers in Boston, Massachusetts. Mr. Felcher holds a Bachelor of Science, Accountancy, from Bentley College and a Master of Business Administration from Wake Forest University.

There are no arrangements or understandings between Mr. Felcher and any person pursuant to which Mr. Felcher was selected as the principal accounting officer, and there are no actual or proposed transactions between Mr. Felcher or any member of his immediate family and the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

There are no family relationships between Mr. Felcher and any of the Company’s executive officers or members of the Company’s Board of Directors.

There is no material plan, contract or arrangement to which Mr. Felcher is a party or in which he will participate in connection with his appointment as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel